Exhibit 99.1
a.k.a. Brands Holding Corp. Reports Second Quarter 2024 Financial Results
Net Sales Increased 9.5% Compared to the Second Quarter of 2023, with U.S. Net Sales Up 19.3%
Active Customer Growth of 11.7% on a Trailing Twelve-Month Basis Compared to the Second Quarter of 2023
On Track to Open Five Princess Polly Stores in 2024
SAN FRANCISCO – August 7, 2024 – a.k.a. Brands Holding Corp. (NYSE: AKA), a brand accelerator of next generation fashion brands, today announced financial results for the quarter ended June 30, 2024.
Results for the Second Quarter
•Net sales increased 9.5% to $148.9 million, compared to $136.0 million in the second quarter of 2023; up 10.1% on a constant currency basis1.
•In the U.S., net sales increased 19.3% compared to the second quarter of 2023.
•Net loss was $(2.3) million, or $(0.22) per share, in the second quarter of 2024, compared to net loss of $(5.0) million, or $(0.47) per share, in the second quarter of 2023.
•Adjusted EBITDA2 was $8.0 million in the second quarter of 2024, compared to $5.6 million in the second quarter of 2023.
“Our second quarter results exceeded our expectations, showcasing the strength of our brands and the power of our business model. We delivered net sales growth of over 9%, driven by the momentum in our U.S. region, where net sales grew more than 19% year-over-year. Importantly, our strong top-line growth translated into adjusted EBITDA of $8.0 million, an increase of 44% compared to the same quarter last year. We continued to execute against our strategic priorities with an emphasis on our customers, and I'm very pleased that our active customer base increased by nearly 12% on a trailing twelve-month basis. Our strong second quarter results are a clear indication that demand for our brands is strong and that we have tremendous growth opportunities ahead of us,” said Ciaran Long, Interim Chief Executive Officer and Chief Financial Officer.
“I am pleased to report that in addition to three planned new Princess Polly store openings previously announced, we have signed two new leases for additional locations in Irvine and Santa Clara, California, which will bring the Princess Polly physical presence to six locations. Petal & Pup’s expanded omni-channel presence, now on Nordstrom.com, Target.com and Macys.com, far exceeded our expectations, setting the stage for continued growth and brand expansion. Leveraging Petal & Pup’s omni-channel success, our streetwear brand mnml launched a test on Nordstrom.com, and our Culture Kings U.S. business delivered another quarter of strong double-digit net sales growth on top of strong results last year.
“Executing at a high level while delivering innovative strategies to meet our customers where and when they want to shop our portfolio of brands strengthens my confidence in the many profitable future growth opportunities we see for a.k.a. Brands, particularly the tremendous whitespace we see in the U.S. to expand our brand portfolio reach and total addressable market,” concluded Long.
Brand Highlights
•Princess Polly is on track to open stores in the Scottsdale Fashion Square and Fashion Valley Mall in San Diego in the third quarter of 2024 and stores in Boston, Santa Clara and Irvine in the fourth quarter of 2024.
•Culture Kings U.S. registered another quarter of strong double-digit net sales growth and launched new licenses and graphics including Pokemon, WWE, NHL and Halo, with more exclusive collaborations to come in the latter half of the year.
•Petal & Pup’s expanded omni-channel presence has far exceeded expectations, setting the stage for continued growth and brand expansion.
1 In order to provide a framework for assessing the performance of our underlying business, excluding the effects of foreign currency rate fluctuations, we compare the percent change in the results from one period to another period using a constant currency methodology wherein current and comparative prior period results for our operations reporting in currencies other than U.S. dollars are converted into U.S. dollars at constant exchange rates (i.e., the rates in effect on December 31, 2023, which was the last day of our prior fiscal year) rather than the actual exchange rates in effect during the respective periods.
2 See additional information at the end of this release regarding non-GAAP financial measures.

•mnml continues to expand its omni-channel distribution with successful tests on Nordstrom.com and other retailers.
Second Quarter Financial Details
•Net sales increased 9.5% to $148.9 million, compared to $136.0 million in the second quarter of 2023. The increase was driven by a 16% increase in the number of orders, due to growth in the U.S., partially offset by a decline in the average order value compared to the prior quarter, driven by adverse macroeconomic conditions in Australia and New Zealand and actions taken to improve our inventory position at Culture Kings. On a constant currency basis1, net sales increased 10%.
•Gross margin was 57.7%, compared to 56.9% in the second quarter of 2023. The improvement was primarily driven by lower inbound air freight costs and duties, partially offset by the impact of growing wholesale initiatives, as well as growing marketplace initiatives, which have a higher return rate.
•Selling expenses were $41.2 million, compared to $35.9 million in the second quarter of 2023. Selling expenses were 27.7% of net sales, compared to 26.4% of net sales in the second quarter of 2023. The increases were driven by the impact from growing marketplace initiatives and additional stores.
•Marketing expenses were $18.3 million, compared to $18.4 million in the second quarter of 2023. Marketing expenses were 12.3% of net sales, compared to 13.5% of net sales in the second quarter of 2023.
•General and administrative (“G&A”) expenses were $25.9 million, compared to $24.2 million in the second quarter of 2023. G&A expenses were 17.4% of net sales, compared to 17.8% of net sales in the second quarter of 2023. The decrease in G&A expenses as a percent of net sales during the quarter was primarily driven by higher net sales compared to the second quarter of 2023.
•Adjusted EBITDA2 was $8.0 million, or 5.4% of net sales, compared to $5.6 million, or 4.1% of net sales, in the second quarter of 2023.
Balance Sheet and Cash Flow
•Cash and cash equivalents at the end of the second quarter totaled $25.5 million.
•Inventory at the end of the second quarter totaled $106.7 million, compared to $91.0 million at the end of fiscal year 2023, or compared to $106.7 million at the end of the second quarter of 2023.
•Debt at the end of the second quarter totaled $106.9 million, compared to $93.4 million at the end of fiscal year 2023, or compared to $120.0 million at the end of the second quarter of 2023.
•Cash flow used in operations for the six months ended June 30, 2024 was $4.2 million, compared to cash flow from operations of $7.3 million for the six months ended June 30, 2023.
Outlook
For the third quarter of 2024, the Company expects:
•Net sales between $141 million and $145 million
•Adjusted EBITDA3 between $6.0 million and $7.0 million
•Weighted average diluted share count of 10.6 million
For the full year fiscal 2024, the Company now expects:
•Net sales between $560 million and $565 million
•Adjusted EBITDA3 between $20 million and $22 million
•Weighted average diluted share count of 10.6 million
The above outlook is based on several assumptions, including but not limited to, foreign exchange rates remaining at the current levels, the opening of four to five Princess Polly stores and continued macroeconomic pressures, specifically in Australia and New Zealand. See “Forward-Looking Statements” for additional information.
3 The Company has not provided a quantitative reconciliation of its Adjusted EBITDA outlook to a GAAP net income outlook because it is unable, without making unreasonable efforts, to project certain reconciling items. These items include, but are not limited to, future equity-based compensation expense, income taxes, interest expense and transaction costs. These items are inherently variable and uncertain and depend on various factors, some of which are outside of the Company’s control or ability to predict. See additional information at the end of this release regarding non-GAAP financial measures.

Conference Call
A conference call to discuss the Company’s second quarter results is scheduled for August 7, 2024, at 4:30 p.m. ET. Those who wish to participate in the call may do so by dialing (877) 858-5495 or (201) 689-8853 for international callers. The conference call will also be webcast live at https://ir.aka-brands.com in the Events and Presentations section. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (877) 660-6853 or (201) 612-7415 for international callers, conference ID 13747420. An archive of the webcast will be available on a.k.a. Brands’ investor relations website.
Use of Non-GAAP Financial Measures and Other Operating Metrics
In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), management utilizes certain non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures. The non-GAAP financial measures used by the Company may be different from similarly-titled non-GAAP financial measures used by other companies. See additional information at the end of this release regarding non-GAAP financial measures.
About a.k.a. Brands
a.k.a. Brands is a portfolio of next-generation fashion brands for the next generation of consumers. Each brand in the a.k.a. portfolio targets a distinct Gen Z and millennial audience, creates authentic and inspiring social content and offers quality exclusive merchandise. a.k.a. Brands leverages its next-generation retail platform to help each brand accelerate its growth, scale in new markets and enhance its profitability. Current brands in the a.k.a. Brands portfolio include Princess Polly, Culture Kings, mnml and Petal & Pup.
Forward-Looking Statements
Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.
These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important factors, among others, that may affect actual results or outcomes include the effects of economic downturns and unstable market conditions; our ability in the future to continue to comply with the New York Stock Exchange’s (NYSE) listing standards and maintain the listing of our common stock on the NYSE; risks related to doing business in China; our ability to anticipate rapidly-changing consumer preferences in the apparel, footwear and accessories industries; our ability to execute our strategic initiatives, including transitioning Culture Kings to a data-driven, short lead time merchandising cycle; our ability to acquire new customers, retain existing customers or maintain average order value levels; the effectiveness of our marketing and our level of customer traffic; merchandise return rates; our ability to manage our inventory effectively; our success in identifying brands to acquire, integrate and manage on our platform; our ability to expand into new markets; the global nature of our business, including international economic, geopolitical instability (including the ongoing Russia-Ukraine and Israel-Palestine wars), legal, compliance and supply chain risks; interruptions in or increased costs of shipping and distribution, which could affect our ability to deliver our products to the market; our use of social media platforms and influencer sponsorship initiatives, which could adversely affect our reputation or subject us to fines or other penalties; fluctuating operating results; the inherent challenges in measuring certain of our key operating metrics, and the risk that real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; the potential for tax liabilities that may increase the costs to our consumers; our ability to attract and retain highly qualified personnel, including key members of our leadership team; fluctuations in wage rates and the price, availability and quality of raw materials and finished goods, which could increase costs; foreign currency fluctuations; and other risks and uncertainties set forth in the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking

Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, quarterly reports on Form 10-Q and any other periodic reports that the Company may file with the Securities and Exchange Commission (the SEC). a.k.a. Brands does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact
investors@aka-brands.com
Media Contact
media@aka-brands.com

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$148,931	$136,028	$265,771	$256,513
Cost of sales	62,962	58,672	114,128	110,657
Gross profit	85,969	77,356	151,643	145,856
Operating expenses:
Selling	41,191	35,932	75,406	70,338
Marketing	18,275	18,354	33,154	33,131
General and administrative	25,867	24,191	48,540	50,059
Total operating expenses	85,333	78,477	157,100	153,528
Income (loss) from operations	636	(1,121)	(5,457)	(7,672)
Other expense, net:
Interest expense	(2,676)	(2,841)	(4,954)	(5,692)
Other income (expense)	245	(750)	(298)	(1,784)
Total other expense, net	(2,431)	(3,591)	(5,252)	(7,476)
Loss before income taxes	(1,795)	(4,712)	(10,709)	(15,148)
(Provision for) benefit from income tax	(466)	(328)	(485)	555
Net loss	$(2,261)	$(5,040)	$(11,194)	$(14,593)
Net loss per share:
Basic and diluted*	$(0.22)	$(0.47)	$(1.07)	$(1.36)
Weighted average shares outstanding:
Basic and diluted*	10,501,057	10,761,511	10,509,810	10,757,470

* Adjusted for the one-for-12 reverse stock split, effective as of September 29, 2023.

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$25,466	$21,859
Accounts receivable, net	5,778	4,796
Inventory	106,687	91,024
Prepaid income taxes	1,274	—
Prepaid expenses and other current assets	15,862	18,016
Total current assets	155,067	135,695
Property and equipment, net	25,754	27,154
Operating lease right-of-use assets	52,033	37,465
Intangible assets, net	58,521	64,322
Goodwill	93,604	94,898
Deferred tax assets	1,555	1,569
Other assets	2,270	618
Total assets	$388,804	$361,721
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,773	$28,279
Accrued liabilities	29,671	25,223
Sales returns reserve	7,930	9,610
Deferred revenue	15,911	11,782
Income taxes payable	—	257
Operating lease liabilities, current	7,258	7,510
Current portion of long-term debt	6,300	3,300
Total current liabilities	99,843	85,961
Long-term debt	100,607	90,094
Operating lease liabilities	50,195	35,344
Other long-term liabilities	1,588	1,704
Total liabilities	252,233	213,103
Stockholders’ equity:
Preferred stock	—	—
Common stock	128	128
Additional paid-in capital	468,726	466,172
Accumulated other comprehensive loss	(53,676)	(50,269)
Accumulated deficit	(278,607)	(267,413)
Total stockholders’ equity	136,571	148,618
Total liabilities and stockholders’ equity	$388,804	$361,721

a.k.a. BRANDS HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(11,194)	$(14,593)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation expense	3,041	4,230
Amortization expense	5,527	5,931
Amortization of debt issuance costs	303	315
Lease incentives	—	1,186
Loss on disposal of businesses	673	1,533
Non-cash operating lease expense	4,085	3,760
Equity-based compensation	3,851	3,760
Deferred income taxes, net	—	3
Changes in operating assets and liabilities:
Accounts receivable	(914)	896
Inventory	(18,954)	15,511
Prepaid expenses and other current assets	2,757	(3,793)
Accounts payable	4,874	350
Income taxes payable	(1,533)	(1,179)
Accrued liabilities	4,593	(9,117)
Returns reserve	(1,568)	2,214
Deferred revenue	4,253	98
Lease liabilities	(3,992)	(3,815)
Net cash (used in) provided by operating activities	(4,198)	7,290
Cash flows from investing activities:
Purchases of intangible assets	(5)	(62)
Purchases of property and equipment	(2,726)	(3,618)
Net cash used in investing activities	(2,731)	(3,680)
Cash flows from financing activities:
Proceeds from line of credit, net of issuance costs	24,500	—
Repayment of line of credit	(10,000)	(21,100)
Repayment of debt	(1,200)	(2,800)
Taxes paid related to net share settlement of equity awards	(202)	(66)
Proceeds from issuances under equity-based compensation plans	93	90
Repurchase of shares	(1,189)	(299)
Net cash provided by (used in) financing activities	12,002	(24,175)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,310)	69
Net increase (decrease) in cash, cash equivalents and restricted cash	3,763	(20,496)
Cash, cash equivalents and restricted cash at beginning of period	24,029	48,373
Cash, cash equivalents and restricted cash at end of period	$27,792	$27,877

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$25,466	$25,876
Restricted cash, included in prepaid expenses and other current assets	582	2,001
Restricted cash, included in other assets	1,744	—
Total cash, cash equivalents and restricted cash	$27,792	$27,877

a.k.a. BRANDS HOLDING CORP.
KEY FINANCIAL AND OPERATING METRICS AND NON-GAAP MEASURES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Gross margin	58%	57%	57%	57%
Net loss	$(2,261)	$(5,040)	$(11,194)	$(14,593)
Net loss margin	(2)%	(4)%	(4)%	(6)%
Adjusted EBITDA[2]	$8,012	$5,568	$8,885	$7,754
Adjusted EBITDA margin[2]	5%	4%	3%	3%
Key Operational Metrics and Regional Sales

	Three Months Ended June 30,			Six Months Ended June 30,
(metrics in millions, except AOV; sales in thousands)	2024	2023	% Change	2024	2023	% Change
Key Operational Metrics
Active customers[4]	4.01	3.59	11.7%	4.01	3.59	11.7%
Average order value	$78	$82	(4.9)%	$77	$81	(4.9)%
Number of orders	1.92	1.65	16.4%	3.44	3.15	9.2%

Sales by Region
U.S.	$95,375	$79,967	19.3%	$172,513	$152,593	13.1%
Australia/New Zealand	45,650	48,037	(5.0)%	79,165	89,483	(11.5)%
Rest of world	7,906	8,024	(1.5)%	14,093	14,437	(2.4)%
Total	$148,931	$136,028	9.5%	$265,771	$256,513	3.6%
Year-over-year growth on a constant currency basis[1]	10.1%			4.7%
Active Customers
We view the number of active customers as a key indicator of our growth, our value proposition and consumer awareness of our brand, and their desire to purchase our products. In any particular period, we determine our number of active customers by counting the total number of unique customer accounts who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.
Average Order Value
We define average order value (“AOV”) as net sales in a given period divided by the total orders placed in that period. AOV may fluctuate as we expand into new categories or geographies or as our assortment changes.
4 Trailing twelve months.

a.k.a. BRANDS HOLDING CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that management uses to assess our operating performance. Because Adjusted EBITDA and Adjusted EBITDA margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes.
We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.
We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: interest and other expense; provision for income (benefit from) taxes; depreciation and amortization expense; equity-based compensation expense; costs to establish or relocate distribution centers; transaction costs; costs related to severance from headcount reductions; goodwill and intangible asset impairment; sales tax penalties; insured losses, net of any recoveries; and one-time or non-recurring items. We calculate Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales. Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in net income (loss) and net income (loss) margin, the most directly comparable financial measures calculated in accordance with GAAP.
A reconciliation of non-GAAP Adjusted EBITDA to net loss for the three and six months ended June 30, 2024 and 2023 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands)	2024	2023	2024	2023
Net loss	$(2,261)	$(5,040)	$(11,194)	$(14,593)
Add (deduct):
Total other expense, net	2,431	3,591	5,252	7,476
Provision for (benefit from) income tax	466	328	485	(555)
Depreciation and amortization expense	4,270	4,720	8,568	10,161
Equity-based compensation expense	1,895	1,824	3,851	3,760
Non-routine items[5]	1,211	145	1,923	1,505
Adjusted EBITDA	$8,012	$5,568	$8,885	$7,754
Net loss margin	(2)%	(4)%	(4)%	(6)%
Adjusted EBITDA margin	5%	4%	3%	3%
5 Non-routine items include severance from headcount reductions; sales tax penalties; insured losses, net of recoveries; and non-routine legal matters.